UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2017

Mammoth Energy Services, Inc.

(Exact name of registrant as specified in its charter)

001-37917
(Commission File No.)

Delaware	32-0498321
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4727 Gaillardia Parkway, Suite 200 Oklahoma City, Oklahoma	73142
(Address of principal executive offices)	(Zip Code)
(405) 608-6007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

On March 27, 2017, Mammoth Energy Services, Inc. (“Mammoth”), as purchaser, entered into a definitive asset purchase agreement (the “Purchase Agreement”) with Chieftain Sand and Proppant, LLC and Chieftain Sand and Proppant Barron, LLC, unrelated third party sellers (the “Sellers”), following Mammoth’s successful bid in a bankruptcy court auction for substantially all of the assets of the Sellers (the “Assets”) for $35.25 million (the “Pending Acquisition”). The Assets subject to the Pending Acquisition include a wet and dry plant located on approximately 600 acres in New Auburn, Wisconsin and a sand mine with estimated reserves of 30 million tons of Northern White Jordan Substrate frac sand which meets or exceeds API standards including solubility, turbidity, roundness, sphericity and crush resistance. The nameplate capacity of the dry plant, which is not operating today, is 1.8 million tons per annum (“Mtpa”), with an expected capacity of 1.5 Mtpa once it is operational. The Sellers’ facilities are located on the Union Pacific Railroad with unit train capability on site. The Pending Acquisition was approved by the bankruptcy court at a hearing on March 27, 2017, but remains subject to agreed closing conditions. The Pending Acquisition is expected to close in the second quarter of 2017. Mammoth intends to finance the purchase price for the Pending Acquisition with cash on hand and borrowings under its revolving credit facility.

The foregoing description of the Purchase Agreement is a summary only and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On March 23, 2017, Mammoth issued a press release announcing its successful bid in a bankruptcy court auction for the Assets of the Sellers discussed in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Number	Exhibit
2.1 #
Purchase and Sale Agreement, dated as of March 27, 2017, by and between Mammoth Energy Services, Inc., as purchaser, and Chieftain Sand and Proppant, LLC and Chieftain Sand and Proppant Barron, LLC, as sellers.

99.1	Press release dated March 23, 2017 entitled “Mammoth Announces Successful Auction Bid to Acquire 1.5 Mtpa Frac Sand Mine and Processing Plant for $35.25 Million.”

#
The schedules (or similar attachments) referenced in this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished supplementally to the Securities and Exchange Commission.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAMMOTH ENERGY SERVICES, INC.
Date:	March 29, 2017	By:	/s/ Mark Layton
Mark Layton
Chief Financial Officer and Secretary

Number	Exhibit
2.1 #
Purchase and Sale Agreement, dated as of March 27, 2017, by and between Mammoth Energy Services, Inc., as purchaser, and Chieftain Sand and Proppant, LLC and Chieftain Sand and Proppant Barron, LLC, as sellers.

99.1	Press release dated March 23, 2017 entitled “Mammoth Announces Successful Auction Bid to Acquire 1.5 Mtpa Frac Sand Mine and Processing Plant for $35.25 Million.”

#
The schedules (or similar attachments) referenced in this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished supplementally to the Securities and Exchange Commission.